UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

January 25, 2005

US Airways Group, Inc.
(Debtor-in-Possession)
(Commission file number: 1-8444)

and

US Airways, Inc.
(Debtor-in-Possession)
(Commission file number 1-8442)

(Exact Names of Registrants as specified in their charters)

   Delaware                            US Airways Group, Inc.  54-1194634
(State of Incorporation          US Airways, Inc.             53-0218143
of both registrants)                (I.R.S. Employer Identification Nos.)

2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrants' telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2005, US Airways Group, Inc. (the "Company") entered into a Global Settlement Agreement ("Global Settlement") with EMBRAER - Empresa Brasileira de Aeronautica S.A. ("Embraer"). The Global Settlement was previously approved by the U.S. Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") on January 13, 2005.

The transactions contemplated by the Global Settlement can be divided into three types of transactions: (i) a consensual agreement entered into pursuant to section 1110(a)(2) of the Bankruptcy Code (the "1110 Agreement"), whereby the Company agreed to terms and conditions under which the Company will pay and perform obligations in respect of seven ERJ-170 aircraft currently financed by Embraer or its affiliates (the "Embraer Loans"), and the application of certain pre-delivery cash deposits ("PDPs") on account of payment obligations arising with respect to the Embraer Loans; (ii) amendments to the Purchase Agreement DCT-021/03 (the "Purchase Agreement"), the Letter Agreement DCT-022/03 (the "Letter Agreement"), and the Financing Letter of Agreement DCT-023/03 (the "Finance LOA"), and together with the Purchase Agreement and the Letter Agreement (the "Prepetition Agreements"), entered into between the Company and Embraer, collectively providing for (a) the application of the remaining PDPs on account of damages arising incident to the failure of the Company to take delivery of the six additional ERJ-170s as originally scheduled to be delivered during the period between September 12, 2004 (the "Petition Date") and December 31, 2004 (the "Suspension Period") under the Purchase Agreement, and in connection with the Company's future acquisition of Embraer aircraft, including pursuant to a new delivery schedule, (b) the application of spare parts credits provided by Embraer Aircraft Customer Services, Inc. ("EACS") and Embraer Maintenance Services, Inc. ("EAMS"), and (c) certain modifications to the terms applicable to future financings to be provided by Embraer or its affiliates upon the Company's assumption of the Purchase Agreement and related documents; and (iii) the acquisition of three of the six additional ERJ-170s (the "First Three ERJ-170s"), and the terms and conditions under which Embraer will provide mortgage financing therefor, provided the Company's acquisition of such aircraft closes by no later than January 31, 2005.

A summary of the key terms of the Global Settlement are as follows:

SECTION 1110 AGREEMENTS

The Company and Embraer have agreed to subject the aircraft associated with the Embraer Loans to a consensual 1110 Agreement whereby the Company will pay and perform its obligations under the Embraer Loans. In this regard, the Company agreed to confirm the prohibition against leasing and re-registration of such aircraft during the pendency of the Chapter 11 cases, and agreed to cross-default the Embraer Loans to the following:

(i) any termination of the Company's ability to use cash collateral pursuant to the October 14, 2004 Final Order (i) Authorizing Debtors' Use of Cash Collateral and (ii) Providing Adequate Protection (Docket No. 490) (the "Cash Collateral Order"), as the same may be amended or superceded;

(ii) any material modification of the Cash Collateral Order or the Company's right to use cash collateral of the Air Transportation Stabalization Board ("ATSB") that has a material adverse effect on the Company's ability to perform its obligations under the Embraer Loans;

(iii) General Electric Credit Corporation's ("GECC") demand for a Support Payment, as defined and provided for under any "First Loss Deficiency Guarantee" issued by Embraer to GECC, provided that such a demand will cease to constitute a cross-default under those Embraer Loans assumed upon the Company's emergence from the Chapter 11 cases (the "Emergence Date") upon the earlier to occur of (x) the Company achieving a minimum corporate credit rating of B- by Standard & Poor's or a minimum senior implied credit rating of B3 by Moody's (the "Minimum Credit Rating") and (y) the date that is 24 months following the Emergence Date;

(iv) any failure by the Company to pay amounts due to Embraer or its affiliates for maintenance services pursuant to customary terms; and

(v) any other default or event of default under such 1110 Agreement with respect to any Embraer Loan (such defaults, in the aggregate, the "Cross-Defaults").

In furtherance of the Company's pay and perform obligations arising under the 1110 Agreement, the Company and Embraer have agreed that upon the execution of the 1110 Agreement, Embraer will create a reserve (the "Embraer Loan PDP Reserve") from the PDPs held by Embraer in an amount equal to approximately $11.5 million, representing all payment obligations arising under the Embraer Loans during the period from October 1, 2004 through and including July 31, 2005 (the "Embraer Loans Payment Period"). Embraer will apply the PDPs from said reserve account, from time to time, in the amounts and on the dates as and when payments are due and owing pursuant to the Embraer Loans during the Embraer Loans Payment Period in full satisfaction thereof. All amounts due pursuant the Embraer Loans after July 31, 2005 will be paid directly by the Company, without application of any PDPs, provided that each Embraer Loan will thereupon be payable monthly in arrears commencing on the next originally scheduled payment date occurring after July 31, 2005.

The Company's entry into the 1110 Agreement does not constitute an assumption of the agreements related to the Embraer Loans under section 365(a) of the Bankruptcy Code or otherwise, and the Company fully reserves its rights in such regard. In the event that the Company ultimately elects to assume any or all of such agreements, the Company and Embraer have agreed to enter into such amendments thereto as may be required to effectuate the agreements provided for above.

AMENDMENTS TO PURCHASE AGREEMENT,
LETTER AGREEMENT AND FINANCE LOA

Concurrently with the execution of the 1110 Agreement, the Company and Embraer entered into amendments to each of the Purchase Agreement, Letter Agreement, and the Finance LOA, which amendments provided as follows:

(a)  Purchase Agreement Amendment:

     (i)     Embraer will immediately set off and apply PDPs in an amount equal to $4,216,647 on account of all damages to which Embraer may be entitled by reason of the Company's failure to take delivery of the six ERJ-170 aircraft originally scheduled for delivery during the Suspension Period. Such application of PDPs is deemed to be in full satisfaction of all such damages. In the event, however, that the Company fails to take delivery by March 31, 2005 of the remaining three ERJ-170 aircraft (the "Final Three ERJ-170s"), damages will accrue on account of the Company's failure to take delivery of such aircraft from and after April 1, 2005 at the rate of $162,795 per month per aircraft until the later of (x) 30 days after the Emergence Date and (y) July 31, 2005, whereupon Embraer's obligation to deliver such aircraft will terminate and its actual damages with respect to such undelivered aircraft will be determined as provided for in Section 20.3 of the Purchase Agreement (rather than at the rate of $162,795 per month), with Embraer having the right to apply any remaining PDPs and certain PDPs paid by the Company on account of aircraft to be financed by GECC (the "GECC Aircraft PDPs")against Embraer's aggregate damages on account of the Company's failure to take delivery of any of the Final Three ERJ-170s.

     (ii)     Upon delivery of the First Three ERJ-170s, which occurred on or before January 28, 2005, no further obligations arise on the part of the Company or Embraer under the Purchase Agreement with respect to the purchase and delivery of any aircraft (other than those obligations that arise from or are related to the purchase and delivery of the Final Three ERJ-170s), except to the extent subsequently agreed to in writing by the Company and Embraer, and Embraer will immediately re-market and dispose of all remaining Firm ERJ-170 aircraft as defined in the Purchase Agreement (the "Firm Aircraft"). Moreover, to the extent that the Company fails to take delivery of any of the Final Three ERJ-170s, Embraer agrees to similarly re-market and dispose of such aircraft.

     (iii)     The Company and Embraer will agree upon a new delivery schedule for the acquisition of all Firm Aircraft (the "New Delivery Schedule"), other than the First Three ERJ-170s and the Final Three ERJ-170s, which will be applicable in the event the Company ultimately elects to assume the Purchase Agreement, whether incident to the confirmation of the Company's plan of reorganization or in connection with the commitment of GECC or any other third party to finance future deliveries of Embraer aircraft. Embraer further agreed that the Company may apply GECC Aircraft PDPs in connection with the purchase of the Firm Aircraft pursuant to the New Delivery Schedule to the extent that such GECC Aircraft PDPs have not otherwise been applied by Embraer on account of liquidated damages pursuant to paragraph (i) above.

     (iv)     At such time as (w) Embraer has created the Embraer Loan PDP Reserve; (x) Embraer has applied PDPs in the amount of $4,216,647 on account of liquidated damages for undelivered aircraft, as set forth in paragraph (i) above; (y) Embraer has applied PDPs in connection with the Company's acquisition of the First Three ERJ-170s, as described in the discussion below under the caption "The Acquisition of the First Three ERJs, the Mortgage Loan Facility and the Application of the PDPs"; and (z) the Company has taken delivery of the First Three ERJ-170s, the GECC Aircraft PDPs will be deemed to be non-refundable, and will be free and clear of any liens, claims or encumbrance in favor of the ATSB Lender Parties (as defined in the Cash Collateral Order) or any other party claiming directly or indirectly through the Company, and Embraer will be entitled to retain such amounts as partial liquidated damages pursuant to Section 20.3 of the Purchase Agreement in the event that either the Chapter 11 cases are converted to a chapter 7 proceeding or a substantial portion of the Company's assets are otherwise liquidated, other than pursuant to a sale of substantially all of the Company's assets as a going concern, or the Company ultimately rejects the Purchase Agreement. Notwithstanding anything herein to the contrary; however, the Company will, in all events, be entitled to apply such GECC Aircraft PDPs to the purchase price of any Firm Aircraft financed by GECC or any other third party, except to the extent provided for in paragraph (i) above.

(b)  Letter Agreement Amendment:

     (i)     The Company agreed not to relocate its spare parts depot to Philadelphia as provided in Article 19 of the Letter Agreement prior to the Emergence Date.

     (ii)     The Company and Embraer agreed to apply spare parts credits issued by Embraer pursuant to Article 5 of Schedule C to the Letter Agreement to pre-petition and post-petition amounts due and owing through November 15, 2004 for maintenance services provided by EACS and EAMS prior thereto, with no further spare parts credits to be available to the Company unless the Purchase Agreement is assumed. All amounts due and owing after November 15, 2004 will be paid as more specifically set forth in the Post-Petition Purchase Agreement Modification and Aircraft Financing Term Sheet, dated December 16, 2004 between Embraer and the Company (the 'Term Sheet").

(c)  Finance LOA Amendment:

     (i)     From and after March 31, 2005, and for so long as Embraer or any of its affiliates serves as a "lender" for an existing aircraft financing provided for pursuant to the Finance LOA, the Company will no longer have the option to convert such existing floating rate loans to fixed rate loans.

     (ii)     For so long as Embraer or any of its affiliates serves as a "lender" for any aircraft financing provided for pursuant to the Finance LOA, no equity support in the form of RVGs or FLDGs (each as defined in the Finance LOA) from Embraer will be available; provided, however, that subsequent to the Emergence Date and the Company's assumption of the Purchase Agreement, Embraer will provide such equity support to the extent any debt financing is arranged through a Debt Provider, as defined in the Finance LOA.

     (iii)     Upon the Emergence Date and the Company's assumption of the Purchase Agreement, the obligation to thereafter provide financing under the Finance LOA will be subject to the Company maintaining the Minimum Credit Rating.

     (iv)     Upon the Emergence Date and the Company's assumption of the Purchase Agreement, liquidated damages under Section 20.3 of the Purchase Agreement will be applicable to any Financed Aircraft (as defined in the Finance LOA), to the extent the Company thereafter fails to accept delivery of such aircraft (subject to the Company's continuing right to defer delivery as set forth in the Finance LOA and to terminate delivery as set forth below). With respect to the Remaining Aircraft (as defined in the Finance LOA), however, the Company will not be liable for any liquidated damages if the Company provides notice of its election to terminate delivery of such aircraft at least 15 months prior to the first applicable Contractual Delivery Month, as determined in accordance with the New Delivery Schedule.

     (v)     All future deposits and progress payments made pursuant to the Purchase Agreement will be subject to retention and application by Embraer in accordance with Section 20.3 of the Purchase Agreement in the event any aircraft become subject to termination after the Company's failure to satisfy certain financing conditions precedent as set forth in the Finance LOA.

The Company's entry into the above-described amendments does not constitute an assumption of any of the Purchase Agreement, Letter Agreement or the Finance LOA under section 365(a) of the Bankruptcy Code or otherwise, and the Company fully reserves all of its rights in such regard.

THE ACQUISITION OF THE FIRST THREE ERJ-170s, THE MORTGAGE LOAN FACILITY, AND THE APPLICATION OF PDPs

The Company acquired the First Three ERJ-170s for an aggregate purchase price determined in accordance with the pricing formula provided for in the Purchase Agreement. In connection therewith, the Company was entitled to apply against the purchase price of such aircraft the approximately $18.5 million remaining balance of the PDPs, determined after reduction for the Embraer Loan PDP Reserve and the application of $4,216,647 on account of the agreed upon liquidated damages arising from the Company's failure to take delivery of the six ERJ-170s originally scheduled to be delivered during the Suspension Period. The balance of the purchase price for the First Three ERJ-170s was financed by Embraer through a mortgage loan facility (the "Mortgage Loan Facility"), upon the Company's satisfaction of certain conditions precedent thereto. The material terms and conditions of the Mortgage Loan Facility are as follows:

Term	12 years
Interest Rate and Amortization	Fully amortized over the Term, based on the Margin plus the Base Rate (each as defined below).
Base Rate	Floating 6 month LIBOR.
Margin

The Margin will be (i) 475 basis points during the pendency of the Chapter 11 cases; (ii) 375 basis points from and after the Emergence Date; and (iii) 325 basis points after the Company achieves the Minimum Credit Rating.

Collateral	Perfected first priority security interest in the First Three ERJ-170s.
Cross-Defaults	The obligations of the Company under the mortgage loan facility will be subject to the Cross-Defaults.

The Company will also be entitled to apply the GECC Aircraft PDPs on account of the purchase price for the Final Three ERJ-170s, to the extent provided in the Term Sheet.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the Company) with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the company to maintain adequate liquidity; the ability of the company to absorb escalating fuel costs; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the company's liquidity or results of operations; the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the SEC. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

                                                                               SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                             US Airways Group, Inc. (REGISTRANT)

Date: January 31, 2005                      By:   /s/ Anita P. Beier
                                                              Anita P. Beier
                                                              Senior Vice President-Finance and Controller
                                                              (Chief Accounting Officer)

                                                             US Airways, Inc. (REGISTRANT)

Date: January 31, 2005                     By:   /s/ Anita P. Beier
                                                              Anita P. Beier
                                                              Senior Vice President-Finance and Controller
                                                             (Chief Accounting Officer)